UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  08/01/2010

Wells Real Estate Investment Trust II, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number:  000-51262

MD	20-0068852
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

6200 The Corners Parkway
Norcross, GA 30092-3365
(Address of principal executive offices, including zip code)

770-449-7800
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry into a Material Definitive Agreement

On August 1, 2010, Wells Real Estate Investment Trust II, Inc. (the "Company") entered a new advisory agreement (the "Agreement") upon expiration of the prior advisory agreement. The Agreement is substantially the same as the advisory agreement in place immediately prior to August 1, 2010, except for certain immaterial revisions and the changes noted below.

        New Advisor. Wells Real Estate Advisory Services II, LLC (the "Advisor"), an indirectly wholly owned subsidiary of Wells Real Estate Funds, Inc. ("WellsREF"), has been engaged to act as the external advisor to the Company instead of Wells Capital, Inc. The Advisor has executed master services agreements with Wells Capital and Wells Management Company, its affiliates, whereby the Advisor may retain the use of Wells Capital's and Wells Management's employees as necessary to perform the services required under the Agreement, and in return, will reimburse them for the associated personnel costs.

        Guarantee. WellsREF has joined the Agreement in order to guarantee the performance of the services to be provided by the Advisor and the payment of any amounts payable by the Advisor pursuant to the Agreement. Such guarantee will apply to any amendments or renewals of the Agreement provided WellsREF's obligations are not materially increased by such renewal or amendment without its consent. Upon termination of the Advisor, WellsREF's guaranteed obligations will terminate except with respect to obligations arising or accruing prior to the Advisor's termination.

        Agreement Term. The term of the Agreement is five months instead of one year and will terminate on December 31, 2010, subject to an unlimited number of successive one-year renewals. As with the prior agreement, the Agreement may be terminated, without cause or penalty, by either party upon providing 60 days' prior written notice to the other party.

        Clarification to Reimbursement of Personnel Costs. The Agreement clarifies that in connection with the Company's obligation to reimburse the Advisor's personnel costs in connection with providing certain services, bonuses paid to personnel of the Advisor or its affiliates are excluded. This exclusion is consistent with the Company's prior practice.

        Asset Management Fee Calculation. The Agreement provides that the asset management fee related to the recently acquired Energy Center I Building will be treated the same as the asset management fee related to the Lindbergh Center Buildings and will be calculated as 0.5% of the "adjusted cost" of the property (as defined in the Agreement), which is lower than the 0.625% rate currently used for the rest of the portfolio. The asset management fee related to the rest of the portfolio remains unchanged by the Agreement.

        Possible Retroactive Adjustment for Expense Reimbursements. The Agreement provides that to the extent the reimbursement of any expense is limited or eliminated in connection with a subsequent Advisory Agreement for the period commencing on January 1, 2011, then any such limitation or elimination will be retroactive to the date of the Agreement. However, if such limitation merely reflects a requested reduction in the future level of services provided by the Advisor, then the limitation will not be retroactive.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Wells Real Estate Investment Trust II, Inc.

Date: August 03, 2010	By:	/s/ E. Nelson Mills
E. Nelson Mills
President